Exhibit 23.1

CONSENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement and Prospectus on Form S-3 of Genasys Inc. of our report dated December 16, 2022, relating to the consolidated financial statements of Genasys Inc., as of and for the year ended September 30, 2022 appearing in the Annual Report on Form 10-K of Genasys Inc.

We also consent to the reference to our firm under the heading "Experts" in such Registration Statement and Prospectus.

/s/ BAKER TILLY US, LLP

San Diego, California

August 22, 2023